Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Post-Effective Amendment No. 1 to the Registration Statement (Form S-8 No. 333-229507) pertaining to the Amended and Restated New Fortress Energy Inc. 2019 Omnibus Incentive Plan of our report dated March 4, 2020, with respect to the consolidated financial statements of New Fortress Energy LLC included in its Annual Report (Form 10-K) for the year ended December 31, 2019, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania
August 3, 2020